SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                DAKTRONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                DAKTRONICS, INC.
                                 331 32nd Avenue
                          Brookings, South Dakota 57006


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 16, 2000


TO THE SHAREHOLDERS OF DAKTRONICS, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of Daktronics, Inc. ("Daktronics" or the "Company") will be held on Wednesday, August 16, 2000, at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota at 7:00 p.m. Central Daylight Time, for the following purposes:

     1. To elect three directors as members of the class of directors to serve until the third succeeding Annual Meeting of Shareholders, and until their successors have been elected and qualified.

     2. To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending April 28, 2001.

     3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     Only the shareholders of record of Daktronics Common Stock at the close of business on July 14, 2000, will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                       BY ORDER OF THE BOARD OF DIRECTORS,




                                       Duane E. Sander,
                                       SECRETARY

July 19, 2000

                                DAKTRONICS, INC.
                                 331 32nd Avenue
                          Brookings, South Dakota 57006

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 16, 2000

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Daktronics, Inc. ("Daktronics" or the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, August 16, 2000, at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota at 7:00 p.m. Central Daylight Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

     Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted (1) for the election of the three nominees for director named in this Proxy Statement, and (2) for the ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending April 28, 2001. A shareholder may revoke his or her proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of termination of the proxy's authority, by filing with the Secretary of the Company another proxy bearing a later date, or by appearing and voting at the meeting. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about July 19, 2000.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting, and the number of shareholders present in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum for all matters. Shares abstaining will be treated as unvoted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter. The three persons receiving the most votes will be elected for directors and the ratification for the appointment of the auditors will be determined by a majority of the votes cast.

     Only the holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on July 14, 2000 will be entitled to vote at the annual meeting. At the close of business on July 14, 2000, a total of 8,865,082 shares of Common Stock were outstanding. The holders of one-third of the shares of Common Stock issued and outstanding and entitled to vote at the 2000 Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum should not be present, the 2000 Annual Meeting may be adjourned from time to time until a quorum is present. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders, except that with respect to the election for directors every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by the holder for as many persons as there are directors to be elected, or to cumulate the holder's votes by giving one candidate the number of votes which is equal to the number of directors to be elected multiplied by the number of the holder's shares, or by distributing such cumulated votes among any number of candidates.

     Participants in the Company's Employee Stock Ownership Plan (ESOP) are entitled to instruct the trustee of the ESOP how to vote all shares of Common Stock allocated to participants' accounts under the ESOP. Each participant will receive a voting instruction card to direct the trustee to vote that participant's allocated shares. If a participant does not timely return a completed voting instruction card, the trustee will vote the shares allocated to that participant in the same proportion as the shares which are voted by all participants under the ESOP. The trustee of the ESOP will vote any unallocated shares of Common Stock held by the ESOP in the same proportion as the shares allocated to the participants' accounts.

     Participants in the Company's 401k plan who have Daktronics shares as one of their 401k selections are entitled to instruct the trustee of the 401k plan how to vote their shares of Common Stock. Each participant will receive a voting instruction card to direct the trustee to vote that participant's shares. If a participant does not timely return a completed voting instruction card, the trustee will vote the shares allocated to that participant in the same proportion as the shares which are voted by all participants under the 401k plan.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telecopier or personal calls. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of Common Stock.

     A copy of the Company's Annual Report for the fiscal year ended April 29, 2000 is being furnished to each shareholder with this Proxy Statement.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Pursuant to the Company's Articles of Incorporation, the Board of Directors is divided into three classes serving staggered three-year terms expiring at each successive annual meeting of shareholders. The terms of Frank J. Kurtenbach, James A. Vellenga and Roland J. Jensen expire at the 2000 Annual Meeting; James B. Morgan, John L. Mulligan and Duane E. Sander expire at the 2001 Annual Meeting, and Aelred J. Kurtenbach, Charles S. Roberts and Nancy D. Frame expire at the 2002 Annual Meeting

     The persons named in the accompanying proxy will vote for the election of the three nominees described herein, unless authority to vote is withheld. The Board of Directors has been informed that each of the three nominees is willing to serve as a director; however, if any nominee should decline or become unable to serve as a director for any reason, the proxy may be voted for such other person as the proxies shall, in their discretion, determine.

     The following table sets forth certain information as of July 14, 2000 concerning the three nominees for election as directors of the Company and the continuing directors:

Name and Age                     Position with Company
------------                     ---------------------

NOMINEES FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING
Frank J. Kurtenbach (62)         Vice President, Sales and Director
Roland J. Jensen (69)            Director
James A. Vellenga (65)           Director

DIRECTORS FOR TERMS EXPIRING AT THE 2001 ANNUAL MEETING
James B. Morgan (53)             President, Chief Operating Officer and Director
Duane E. Sander (62)             Secretary and Director
John L. Mulligan (61)            Director

DIRECTORS FOR TERMS EXPIRING AT THE 2002 ANNUAL MEETING
Aelred J. Kurtenbach (66)        President and Director
Charles S. Roberts (75)          Director
Nancy D. Frame (55)              Director

     AELRED J. KURTENBACH, PH.D. is a co-founder of the Company and has served as a director of the Company since its incorporation. Dr. Kurtenbach is currently serving as Chairman of the Board of Directors. He also served as President of the Company until 1999. He served as Treasurer until 1993. Dr. Kurtenbach has 43 years of experience in the fields of communication engineering and control system design, technical services, computer systems, electrical engineering education and small business management. Dr. Kurtenbach has B.S., M.S. and Ph.D. degrees in Electrical Engineering from South Dakota School of Mines and Technology, the University of Nebraska and Purdue University, respectively.

     CHARLES S. ROBERTS, M.D. has served as a director of the Company since 1968. Prior to his retirement in 1991, Dr. Roberts was engaged in family practice and internal medicine at the Brookings Clinic, Brookings, South Dakota.

     NANCY D. FRAME was the Deputy Director of the United States Trade and Development Agency in Washington, D.C., a position she has held from 1986 to 1999. Previous to that she held various positions in the legal profession. She obtained her law degree from Georgetown University, Washington, D.C.

     FRANK J. KURTENBACH joined the Company in 1979 as Sales Manager of the Standard Scoreboard Division, which was expanded to include other products in 1981. He has served as Sales Manager for the Company since 1982, as a director since 1984 and as Vice President, Sales since November 1993. Mr. Kurtenbach has a M.S. degree from South Dakota State University. Aelred Kurtenbach and Frank Kurtenbach are brothers.

     ROLAND J. JENSEN worked in various capacities from 1960 to 1990 with Northern States Power Company, an electric and natural gas utility, ending his service as Senior Vice President of Power Supply. From 1990 to his retirement in January 1994, he was Chairman and CEO of NRG Energy, Inc., a Minneapolis-based energy services company. Mr. Jensen has served as a director of the Company since 1994.

     JAMES A. VELLENGA was elected as a director in 1997. Mr. Vellenga is currently VP of Technology and previously served as VP of Operations responsible for Product Development, Manufacturing and Quality Assurance at Aetrium, Inc. in St. Paul, MN. He was previously a founding officer of Lee Data Corp., and prior to that he was one of the early employees at Data 100 Corp. until its acquisition by Northern Telecom. Mr. Vellenga holds a B.S. degree in Electrical Engineering from South Dakota State University.

     JAMES B. MORGAN joined the Company in 1969 as a part-time engineer while earning his M.S. degree in Electrical Engineering from South Dakota State University. Mr. Morgan became President and Chief Operating Officer of the Company in 1999. He served as its Vice President, Engineering, with responsibility for product development, contract design, project management for customer contracts, and corporate information and scheduling systems, from 1976 to 1999. Mr. Morgan has also served as a director since 1984.

     DUANE E. SANDER, PH.D. is a co-founder of the Company and has served as a director and as Secretary of the Company since its incorporation. Dr. Sander is currently employed as Dean of Engineering at South Dakota State University where he has taught electrical engineering courses and directed biomedical research projects since 1967.

     JOHN L. MULLIGAN was elected as a director of the Company in 1993. He currently is employed as a financial services specialist with Morgan Stanley Dean Witter, in the same capacity as when he was employed with Mesirow Financial from late 1990 through mid 1993. In 1993 and 1994, he served as principal of Mulligan Financial, a financial services firm which he founded. From 1967 to March 1990, he served as President, Chairman, Chief Executive Officer and director of American Western Corporation.

DIRECTOR COMPENSATION

     The current nonemployee directors of the Company include Messrs. Mulligan, Sander, Roberts, Jensen, Frame, and Vellenga. During fiscal 2000 each non-employee director received, for their services as a director, a $2,000 retainer, $1,500 for each meeting attended in person, $500 for each committee meeting attended in person (telephonic participation in all meetings at one-half rate), and reimbursement of all out-of-pocket expenses incurred in attending meetings. The nonemployee directors also receive stock options under the Company's 1993 Outside Directors Stock Option Plan. In August 1999, Mr. Roberts and Ms. Frame each received 18,000 shares under the 1993 Outside Directors Stock Option Plan, which are subject to vesting restrictions under the plan and have an exercise price of $8.295 per share. The number of shares and the option price have been adjusted to reflect the two-for-one stock split declared December 7, 1999. Dr. Sander does not receive any additional compensation for serving as Secretary of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has an Audit Committee consisting of John L. Mulligan (chair), James A. Vellenga and Duane E. Sander; and a Compensation Committee consisting of Roland Jensen (chair), Charles S. Roberts, and Nancy Frame. The Company has no standing nominating committee. The Board as a whole performs the functions which would otherwise be delegated to a nominating committee.

     The Board of Directors held four regular and three telephone meetings during fiscal 2000. All incumbent directors attended at least 75% of the Board meetings. The Board also passed several resolutions during fiscal 2000 by written consent.

     The Audit Committee held two meetings in Fiscal 2000. The Audit Committee reviews the activities of the Company's independent accountants and the results of audits made by these professionals.

     The Compensation Committee held two meeting during fiscal 2000. The Compensation Committee (the "Committee") is responsible for making recommendations to the Board of Directors regarding compensation of the Company's executive officers and stock option awards under the Company's 1993 Stock Option Plan. None of the members of the Committee are employees of the Company and all executive officers who serve on the Board of Directors abstain from voting on compensation affecting those executive officers who are Board members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Roland Jensen (chair), Charles S. Roberts and Nancy Frame served as the members of the Compensation Committee during Fiscal 2000. There are no compensation committee interlocks with other companies and none of the members of the committee has been an officer, employee or insider of the Company or its subsidiaries.


                             EXECUTIVE COMPENSATION

CASH AND OTHER COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Company's Chief Executive Officer, and each of the other executive officers, whose total annual salary and bonus exceeded $100,000 during fiscal 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term Compensation
                                          Annual Compensation(1)                         Awards
                                          ----------------------                         ------
                                Fiscal                                                 Securities
                                 Year                                 All Other        Underlying
Name and Principal Position     Ended      Salary      Bonus(2)    Compensation($)    Options(#)(7)
---------------------------     ------    --------     --------    ---------------    -------------
Dr. Aelred J. Kurtenbach         2000     $225,385     $62,500        $1,531(3)           20,000
  Chief Executive Officer        1999      181,131      52,500         3,390(3)           50,000
  and Director                   1998      159,955      41,085         2,399(3)           12,000

James B. Morgan                  2000     $181,217     $50,000        $1,577(4)           16,000
  President, Chief Operating     1999      142,569      37,500         3,192(4)           16,000
  Officer and Director           1998      131,008      33,300         1,965(4)           10,000

Paul J. Weinand                  2000     $113,350     $33,170        $1,573(5)            4,000
  Treasurer and                  1999      112,680      33,170         2,748(5)            4,000
  Chief Financial Officer        1998      111,584      28,170         1,674(5)            6,000

Frank J. Kurtenbach              2000     $118,389     $31,250        $1,584(6)            6,000
  Vice President                 1999      104,585      27,800         2,571(6)            6,000
  and Director                   1998      101,204      25,575         1,518(6)            6,000

---------------------

(1) Annual Compensation excludes personal benefits received by the named person to the extent that the aggregate amounts thereof were less than 10% of the total of that person's annual salary and bonus.

(2)  Reflects bonus earned during the fiscal year.

(3) Includes the following respective contributions under the Company's 401(k) retirement and Savings Plan and the Company's ESOP: fiscal 2000 $1,531 and $0, fiscal 1999 $2,400 and $990, fiscal 1998 $2,399 and $0.

(4) Includes the following respective contributions under the Company's 401(k) retirement and Savings Plan and the Company's ESOP: fiscal 2000 $1,577 and $0, fiscal 1999 $2,400 and $792, fiscal 1998 $1,965 and $0.

(5) Includes the following respective contributions under the Company's 401(k) retirement and Savings Plan and the Company's ESOP: fiscal 2000 $1,573 and $0, fiscal 1999 $2,203 and $545, fiscal 1998 $1,674 and $0.

(6) Includes the following respective contributions under the Company's 401(k) retirement and Savings Plan and the Company's ESOP: fiscal 2000 $1,584 and $0, fiscal 1999 $1,952 and $619, fiscal 1998 $1,518 and $0.

(7) The options have been retroactively adjusted to reflect the two-for-one stock split declared December 7, 1999.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table sets forth information relating to stock options and stock appreciation rights (SARs) awarded to the executive officers named in the Summary Compensation Table under the Company's 1993 Stock Option Plan during fiscal 2000. No SARs have been awarded by the Company.

                        OPTION/SAR GRANTS IN FISCAL 2000

                                Individual Grants
                           --------------------------
                             Number of                                               Potential Realizable Value at
                            Securities     % of Total                                   Assumed Annual Rates of
                            Underlying    Options/SARs   Exercise or                  Stock Price Appreciation for
                           Options/SARs    Granted to    Base Price                            Option Term
                             Granted       Employees     ($/share)    Expiration     -----------------------------
         Name                 (#)(5)        in 2000         (5)          Date             5%             10%
         ----                 ------        -------         ---          ----             --             ---
Dr. Aelred J. Kurtenbach     20,000(1)       12.2%        11.275       11/18/2004        36,638         105,155
James B. Morgan              16,000(2)        9.8%        10.250       11/18/2009       103,139         261,374
Paul J. Weinand               4,000(3)        2.4%        10.250       11/18/2009        25,785          65,343
Frank J. Kurtenbach           6,000(4)        3.7%        10.250       11/18/2009        38,677          98,015

----------------------

(1) The options were granted under the 1993 Stock Option Plan and become first exercisable as follows: 4,000 on November 18, 2000, 4,000 on November 18, 2001, 4,000 on November 18, 2002, 8,000 on November 18, 2003.

(2) The options were granted under the 1993 Stock Option Plan and become first exercisable as follows: 3,200 on November 18, 2000, 3,200 on November 18, 2001, 3,200 on November 18, 2002, 3,200 on November 18, 2003, and 3,200 on
     November 18, 2004.

(3) The options were granted under the 1993 Stock Option Plan and become first exercisable as follows: 800 on November 18, 2000, 800 on November 18, 2001, 800 on November 18, 2002, 800 on November 18, 2003, and 800 on November 18, 2004.

(4) The options were granted under the 1993 Stock Option Plan and become first exercisable as follows: 1,200 on November 18, 2000, 1,200 on November 18, 2001, 1,200 on November 18, 2002, 1,200 on November 18, 2003, and 1,200 on
     November 18, 2004.

(5) The options have been retroactively adjusted to reflect the two-for-one stock split declared December 7, 1999.

OPTION/SAR EXERCISE AND HOLDINGS

     The following table sets forth information relating to unexercised options held as of April 29, 2000 by the executive officers named in the Summary Compensation Table.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2000
                     AND OPTION/SAR VALUES AT APRIL 29, 2000

                                                               Number of Unexercised            Value of Unexercised
                              Shares                           Securities Underlying                In-the Money
                             Acquired                      Options/SARs at 4/29/00(#)(1)     Options/SARs at 4/29/00($)
                                on              Value      -----------------------------    ----------------------------
          Name             Exercise(#)(1)    Realized($)   Exercisable     Unexercisable    Exercisable    Unexercisable
          ----             --------------    -----------   -----------     -------------    -----------    -------------
Dr. Aelred J. Kurtenbach       16,000          67,248         39,200          62,800          215,663         192,713
James B. Morgan                   0              0            66,000          42,000          373,738         123,513
Paul J. Weinand                   0              0            56,800          17,200          327,075          74,363
Frank J. Kurtenbach            54,000         501,534          1,200          20,800            3,525          79,063

(1) The options have been retroactively adjusted to reflect the two-for-one stock split declared December 7, 1999.

                                PERFORMANCE GRAPH


     The following graph illustrates a comparison of cumulative total returns for the Company vs. the NASDAQ Market Index and the Media General Industry Group Index from April 28, 1995 to April 28, 2000. The graph assumes a $100 invested April 29, 1995 with dividends reinvested through April 28, 2000.


                              [PLOT POINTS CHART]

                    04/28/95  04/26/96  05/02/97  05/01/98   04/30/99   04/28/00
                    --------  --------  --------  --------   --------   --------

Daktronics, Inc.     $100.00    $54.39    $56.14   $114.04    $138.60    $254.39
MG Group Index       $100.00   $121.42   $144.33   $205.44    $201.38    $442.90
NASDAQ Market Index  $100.00   $139.59   $148.79   $221.00    $291.84    $453.45

                      REPORT OF THE COMPENSATION COMMITTEE

CASH COMPENSATION

     DETERMINATION OF BASE SALARY The Company's compensation philosophy is to target executive salaries close to the median market rate paid for comparable positions within the Midwest region for similar size companies.

     The Compensation Committee reviewed base salaries for executive officers in October 1999. Company fiscal 1999 performance was also considered. Based upon this review, the Committee approved adjusting the base salary of Aelred Kurtenbach 19% and the base salaries of the other executive officers an average of 15%. Salaries are reviewed annually.

     DETERMINATION OF BONUS For fiscal 2000, the Committee chose a formula based performance bonus plan for the executive officers. The bonus consists of one months salary provided that after tax earnings exceed 13.5% of beginning stockholders equity. The bonus increases yearly with performance improvement to a maximum bonus of three months salary at the point that after tax earnings exceed 17.5% of beginning stockholders equity. For Fiscal 2000, the executive officers earned the maximum bonus under the plan.

EQUITY BASED COMPENSATION

     In November 1993, the Board of Directors of the Company adopted the Daktronics, Inc. 1993 Stock Option Plan (the "Option Plan") which was approved by the shareholders in December 1993 and amended in August 1998. The Committee determines awards under this plan for executive officers and approves awards for other employees based upon the recommendation of the Company's executive officers. In November 1999, the Committee awarded Aelred Kurtenbach an option to purchase a total of 20,000 shares of Common Stock and allowed 130,000 shares to be granted per Aelred Kurtenbach's discretion.

     The exercise price per share of these options was established as the average between the closing bid and asked price quotations for the Common Stock as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) on November 18, 2000, which was $10.250 Subject to accelerated vesting upon "change in control" of the Company as defined in the Option Plan, the outstanding options generally vest 20% each year commencing November 18, 2000.

     The Committee's basis for these awards was the Company's performance, as measured in increased net sales and results of operations, over the last three years and review of awards by the comparable companies. The number of options granted to the executive officers, including the Chief Executive Officer, was less than the average of the comparable companies for similar positions. The terms of these options, including duration, vesting, and exercise price were similar to that of the comparable companies.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Committee determined the Chief Executive Officer's compensation in the same manner described above for all executive officers of the Company.

     BASE SALARY The Committee recommended Dr. Kurtenbach's salary be increased 19% to $250,000, commencing November 1999.

     DETERMINATION OF BONUS Based upon the bonus plan described above, Dr. Kurtenbach earned a bonus of $62,500 for fiscal 2000.

     EQUITY BASED COMPENSATION The Committee awarded to Dr. Kurtenbach options to purchase 20,000 shares of Company Stock at exercise price of $11.275.


                                       COMPENSATION COMMITTEE

                                       Roland J. Jensen
                                       Charles S. Roberts
                                       Nancy D. Frame

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of April 29, 2000, regarding the beneficial ownership of Common Stock of the Company by (i) each person or group who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) all directors and nominees of the Company,
(iii) each individual named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power (or share such powers with his or her spouse) with respect to the shares, subject to the information contained in the notes to the table.

Name and Address                                                     Percent of
(if applicable) of                                  Shares           Outstanding
Beneficial Owner                             Beneficially Owned(1)    Shares(1)
----------------                             ---------------------   -----------

Daktronics, Inc.
Employee Stock Ownership Plan(2) (ESOP).....       505,320               5.6%
331 32nd Avenue, Brookings, SD 57006

Nancy D. Frame..............................                 -              *
James B. Morgan.............................       367,394 ( 3)          4.0%
John L. Mulligan............................        22,000 ( 4)             *
Dr. Duane E. Sander(5)......................       390,784 ( 6)          4.3%
Dr. Aelred J. Kurtenbach(5).................       875,839 ( 7)          9.6%
Charles S. Roberts, M.D.....................        66,720 ( 8)             *
Frank J. Kurtenbach.........................       340,326 ( 9)          3.7%
Roland J. Jensen............................        20,800 (10)             *
James A. Vellenga...........................        16,000 (11)             *
Paul J. Weinand.............................        64,757 (12)             *
All executive officers and directors
  as a group (10 persons)...................     2,164,620              23.8%

-----------------------

* Represents less than 1%

(1) For purposes of this table, a person or group of persons is deemed to beneficially own shares issuable upon the exercise of options that are currently exercisable or that become exercisable within sixty days after the date hereof.

(2) The Common Stock held by the Daktronics, Inc. ESOP and allocated to the plan participants are voted by the respective participants. Any unallocated or nonvoted shares of Common Stock will be voted by the trustee without discretion on the same proportionate basis as the voted allocated shares.

(3) Includes (i) 66,000 shares issuable pursuant to currently exercisable stock options and (ii) 8,934 shares held through the Daktronics, Inc. ESOP.

(4) Includes 16,000 shares issuable pursuant to currently exercisable stock options.

(5) Dr. Sander's and Dr. Kurtenbach's addresses are 331 32nd Avenue, Brookings, South Dakota 57006.

(6) Includes (i) 16,000 shares issuable pursuant to currently exercisable stock options, (ii) 164,660 shares owned by Dr. Sander's spouse and (iii) 33,080 shares owned by Dr. Sander's son.

(7) Includes (i) 39,200 shares issuable to Dr. Kurtenbach pursuant to currently exercisable stock options, (ii) 11,462 shares held through the Daktronics, Inc. ESOP, (iii) 15,297 share held through the Daktronics, Inc. 401(K) Plan, and (iv) 423,852 shares owned by Dr. Kurtenbach's spouse.

(8) Includes 4,000 shares issuable pursuant to currently exercisable stock options.

(9) Includes (i) 1,200 shares issuable pursuant to currently exercisable stock options and (ii) 7,066 shares held through the Daktronics, Inc. ESOP.

(10) Includes 18,000 shares issuable pursuant to currently exercisable stock options.

(11) Includes 12,000 shares issuable pursuant to currently exercisable stock options.

(12) Includes (i) 56,800 shares issuable pursuant to currently exercisable stock options and (ii) 3,957 shares held through the Daktronics, Inc. ESOP.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission
(SEC), and furnish copies of those reports to the Company. Based solely on a review of the copies of such forms furnished to the Company, and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with during fiscal 2000.


                 PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     McGladrey & Pullen, LLP served as the Company's independent certified public accountants for fiscal 2000. The appointment of independent certified public accountants is made annually by the Audit Committee of the Board of Directors. In making its appointment, the Audit Committee reviews both the audit scope and the estimated fees for professional services for the coming year. The Audit Committee has selected McGladrey & Pullen, LLP as the independent certified public accountants for fiscal 2001.


                                  OTHER MATTERS

     The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the shareholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a shareholder to be presented at the 2001 Annual Meeting must be received at the Company's principal executive offices, 331 32nd Avenue, Brookings, South Dakota 57006, addressed to the Secretary of the Company, not later than March 21, 2001.

                                       BY ORDER OF THE BOARD OF DIRECTORS,




                                       Duane E. Sander
                                       SECRETARY
Dated: July 19, 2000

                                DAKTRONICS, INC.
                Annual Meeting of Shareholders - August 16, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Aelred J. Kurtenbach and Duane E. Sander, or either of them, as proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Daktronics, Inc., to be held at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006 on Wednesday, August 16, 2000 at 7:00 p.m. Central Daylight Time, and at any adjournments thereof, and to vote all same of the undersigned, as designated below, with all the powers which the undersigned would possess if personally at such meeting.

1. Election of Directors duly nominated for a term expiring in 2003: Frank J. Kurtenbach, Roland J. Jensen, James A. Vellenga.

     o  FOR           o  WITHHELD FOR ALL          o  WITHHELD FOR THE
                                                      FOLLOWING ONLY
                                                      (Write the nominee's name
                                                      in space below):
     ---------------------------------------------------------------------------

2. To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending April 28, 2001.

     o  FOR            o  AGAINST            o  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


THE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE GIVEN FOR VOTING ON THE MATTERS ABOVE, THIS PROXY WILL BE VOTED FOR MATTERS 1 THROUGH 3 ABOVE. Shareholders who are present at the meeting may withdraw their Proxy and vote in Person if they so desire. The undersigned acknowledges receipt of the Proxy Statement for the 2000 Annual Meeting.


Date ______________________, 2000         ______________________________________
                                                         Signature


                                          ______________________________________
                                          Signature if held jointly

                                          Please sign exactly as name(s) appears
                                          on this Proxy. If shares are
                                          registered in more than one name, the
                                          signature of all persons are required.
                                          A corporation should sign in its full
                                          corporate name by a duly authorized
                                          officer, stating their title.
                                          Trustees, guardians, executors and
                                          administrators should sign in their
                                          official capacity, giving their full
                                          title as such. If a partnership,
                                          please sign in partnership name by
                                          authorized person.


                PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY
          No postage is required if returned in the enclosed envelope.
            This Proxy may also be returned via fax to 605/697-4700.